As filed with the Securities and Exchange Commission on August 14, 2023
Registration No. 333-273465

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adlai Nortye Ltd.
(Exact name of Registrant as specified in its charter)
Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Adlai Nortye Ltd.
c/o PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
Telephone: 848 230 7430
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, NY 10168
Telephone: (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ke Geng, Esq. Ke Zhu, Esq. Vincent Lin, Esq. O’Melveny & Myers LLP 37/F, Office Tower, Yin Tai Center No. 2 Jian Guo Men Wai Avenue Chaoyang District Beijing, 100022, PRC +86 10 6653 4200	Allen C. Wang, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852 2912 2500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on August 10, 2023.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.
INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities, or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, also provides indemnification by the underwriters for us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.
RECENT SALES OF UNREGISTERED SECURITIES.

In the past three years, we have issued the following securities (including options to acquire our ordinary shares) that were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.
Securities/Purchaser	Date of Issuance	Number of Shares	Consideration
Ordinary shares
Lucy Zhang	May 28, 2021	900,000	USD2,833,574
Nortye Talent Limited	July 5, 2021	9,000,000	Nil
Nortye International Limited	July 5, 2021	6,000,000	Nil
PECO International Limited	July 5, 2021	5,000,000	Nil
Archer Future Limited	July 5, 2021	16,990,000	Nil
DH Future Limited	July 5, 2021	2,550,000	Nil
Series A Preferred Shares
JIN YIN (BVI) LIMITED	January 20, 2020	6,060,000	USD606

Securities/Purchaser	Date of Issuance	Number of Shares	Consideration
Yingzhi International Limited	February 5, 2020	1,570,000	USD157
LV YI (BVI) LIMITED	March 30, 2020	3,430,000	USD343
LAI NUO (BVI) LIMITED	April 16, 2020	3,500,000	USD350
Series B Preferred Shares
BJKR Management Ltd.	April 8, 2020	1,000,000	RMB25,000,000
Ningbo Meishan Bonded Port Area Yahui Xinrun Investment Management Center (Limited Partnership)	April 14, 2020	960,000	RMB24,000,000
Beijing Yahui Qianfeng Equity Investment Partnership (Limited Partnership)	April 14, 2020	640,000	RMB16,000,000
QHYM Investment Ltd.	May 6, 2020	2,000,000	RMB50,000,000
Dexuan (Shanghai) Enterprise Management Center (Limited Partnership)	May 15, 2020	2,000,000	RMB50,000,000
China Equities HK Limited	July 13, 2021	100,000	Nil
Series C Preferred Shares
Hongkong Tigermed Co., Limited	December 23, 2019	1,150,158	USD5,000,000
ATCG Holdings Limited	January 22, 2020	4,600,632	USD20,000,000
Pingtan Hongtu No. 5 Venture Capital Partnership (Limited Partnership)	June 8, 2020	230,032	USD1,000,000
Pingtan Yingke Shengxin Chuangye Partnership (Limited Partnership)	June 15, 2020	2,300,316	USD10,000,000
Pingtan Puxin Yingke Ruiyuan Venture Capital Partnership (Limited Partnership)	June 16, 2020	621,085	USD2,700,000
UNIQUE MARK VENTURES LIMITED	August 24, 2020	5,750,790	USD25,000,000
Series D Preferred Shares
ATCG Holdings Limited	May 28, 2021	2,268,025	USD15,000,000
Hangzhou Tigermed Equity Investment Partnership (Limited Partnership)	May 28, 2021	756,008	USD5,000,000
Triwise Kangnuo Investment Limited	May 28, 2021	2,066,927	USD13,670,000
Qingdao Mukui Equity Investment Partnership (Limited Partnership)	May 28, 2021	1,239,854	USD8,200,000
Wuxi Guolian Guokang Health Industry Investment Centre (Limited Partnership)	May 28, 2021	680,407	USD4,500,000
Week8 Holdings (HK) Limited	May 28, 2021	453,605	USD3,000,000
Ningbo Menovo Ruihe Equity Investment Partnership (Limited Partnership)	May 28, 2021	302,403	USD2,000,000
Xianjin Zhizao Industry Investment Fund II (Limited Partnership)	June 23, 2021	4,536,050	USD30,000,000
Adlai Nortye Investment Limited	June 23, 2021	226,802	USD1,500,000
Legendstar Fund IV, L.P.	June 23, 2021	453,605	USD3,000,000
Phantom Capital Fund L.P.	July 14, 2021	1,512,017	USD10,000,000
WuXi Biologics Healthcare Venture	July 14, 2021	226,802	USD1,500,000

ITEM 8.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits
See Exhibit Index beginning on page II-4 of this registration statement.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.
(b)   Financial statement schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.
UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ADLAI NORTYE LTD.
EXHIBIT INDEX
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1*	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (effective immediately prior to completion of this offering)
4.1*	Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Specimen Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement, among the Registrant, the depositary and the owners and holders of American Depositary Shares issued thereunder
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)
10.1*	Form of Employment Agreement between the Registrant and its executive officers
10.2*	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.3+*	License Agreement, dated as of December 22, 2017, between the Registrant and Novartis
10.4+*	License Agreement, dated as of January 19, 2018, between the Registrant and Eisai
10.5+*	Right and Interest Transfer Agreement dated as of November 15, 2021, between the Registrant and Biotime
10.6+*	Option agreement dated as of April 26, 2023, between the Registrant and Nippon
10.7*	Subscription Agreement between the Registrant and Nippon Kayaku Co., Ltd., dated July 27, 2023
10.8*	Adlai Nortye Ltd. 2020 Share Incentive Plan
10.9*	Adlai Nortye Ltd. 2023 Share Incentive Plan
21.1*	List of Subsidiaries
23.1*	Consent of Mazars USA LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Han Kun Law Offices (included in Exhibit 99.2)
99.1*	Code of Business Conduct and Ethics (effective immediately upon the completion of this offering)
99.2*	Opinion of Han Kun Law Offices regarding certain PRC law matters
99.3*	Consent of Ping Ji as Director Nominee
99.4*	Consent of Lars Erik Birgerson as Director Nominee
99.5*	Consent of Shaorong Liu as Director Nominee
99.6*	Consent of Ming Lun Alan Tse as Director Nominee
99.7*	Consent of Cheguo Cai as Director Nominee
107*	Filing Fee Table

*
Previously filed.

+
Portions of this exhibit have been omitted in reliance of the revised Item 601 of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, China, on August 14, 2023.
Adlai Nortye Ltd.
By:
/s/ YANG LU

Name:
Yang Lu

Title:
Chief Executive Officer, Chairman of Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 14, 2023.
Signature	Title
/s/ YANG LU Yang Lu	Chief Executive Officer, Chairman of Board of Directors
/s/ LARS ERIK BIRGERSON Lars Erik Birgerson	President, Chief Medical Officer, Chief Executive Officer of U.S. Subsidiary
/s/ KAIYANG TANG Kaiyang Tang	Senior Vice President, Global Head of Clinical Operations
/s/ WEI (VICKY) ZHANG Wei (Vicky) Zhang	Chief Financial Officer
/s/ VICTORIA ELIZABETH DEMBY Victoria Elizabeth Demby	Senior Vice President, Global Head of Regulatory Affairs

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Adlai Nortye Ltd. has signed this registration statement or amendment thereto in Hangzhou, China on August 14, 2023.
Adlai Nortye USA INC
By:
/s/ YANG LU

Name:
Yang Lu

Title:
Director